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                                                                    EXHIBIT 23.2
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Business Consulting Agreement dated as of March 10, 2003 by and between Military Resale Group, Inc. and Martin Nielson of our report dated February 18, 2003, as amended, with respect to the financial statements of Military Resale Group, Inc. included in its Annual Report (Form 10-KSB and any amendments thereto) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



/s/  Michael  Johnson  &  Co.,  LLC

Denver,  Colorado
March  21,  2003

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